Exhibit 4.2

JUMA TECHNOLOGY CORP.

SUBSCRIPTION AGREEMENT made as of this ____ day of February, 2007 by and among JUMA TECHNOLOGY CORP., a Delaware Company (the “Company”), and the undersigned (the “Subscriber”).

WHEREAS, the Company desires to sell promissory notes in the principal amount of up to $2,000,000 (the “Notes”) in a private placement to accredited investors (the “Offering”). In addition to the Notes, investors will receive an amount of shares of common stock, par value $0.001 per share of the Company equal to one-half of a share for each dollar of principal amount of Notes purchased (the “Shares”). For purposes of illustration, if the undersigned purchases a $100,000 principal amount of promissory notes they would receive 50,000 share of common stock in connection with their loan. The Notes shall be non-interest bearing and have a term of 18 months and shall be convertible at the holders’ option into common stock of the Company at $1.00 per share, as set forth in the form of Note attached as Annex A hereto.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I.	SUBSCRIPTION FOR INTERESTS AND REPRESENTATIONS AND ACKNOWLEDGEMENTS BY SUBSCRIBER

1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company $_______ principal amount of Notes and the Company agrees to sell such Notes for said purchase price. The purchase price is payable by (i) check made payable to the Company, or (ii) wire transfer in accordance with the wire transfer instructions set forth on Exhibit A hereto, contemporaneously with the execution and delivery of this Subscription Agreement. The Notes and the Shares will be delivered by the Company within fourteen (14) days following the consummation of the private placement as set forth in Article III hereof. The Subscriber understands that there is no minimum number of Notes being offered in the private placement and the Company may close on and accept subscriptions as and when received.

1.2 The Subscriber recognizes that the purchase of the Notes involves a high degree of risk in that: (i) the Company has had only limited operations, to date, and requires substantial funds in addition to the proceeds of this private placement to fully effectuate its business plan; (ii) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company; (iii) the Subscriber may not be able to liquidate the Subscriber’s investment; (iv) transferability of the Notes is extremely limited and there is currently no significant market for the Shares; and (v) in the event of a disposition, an investor could sustain the loss of the investor’s entire investment. For a discussion of the foregoing risks and additional risks involved with an investment in the Notes, see Exhibit B, “Risk Factors” annexed hereto. There can be no assurance that management's plans can ever be realized.

1.3 The Subscriber represents that the Subscriber is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the United States Securities Act of 1933, as amended (the “Act”), as indicated by the Subscriber’s responses to the Confidential Purchaser Questionnaire, and that the Subscriber is able to bear the economic risk of an investment in the Notes.

1.4 The Subscriber acknowledges that the Subscriber has prior investment experience, including investment in non-listed and non-registered securities, or the Subscriber has employed the services of an investment advisor, attorney or accountant to evaluate the merits and risks of an investment in the Company on the Subscriber’s behalf, and that the Subscriber recognizes the highly speculative nature of the Subscriber’s investment.

1.5 The Subscriber hereby represents that the Subscriber has been furnished by the Company with all information regarding the Company which the Subscriber had requested or desired to know, that all documents which could be reasonably provided have been made available for the Subscriber’s inspection and review, and that the Subscriber has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of the private placement, and any additional information which the Subscriber had requested. The Subscriber hereby represents that except as provided in this Subscription Agreement no representations or warranties have been made to the Subscriber by the Company or any agent, employee or affiliate of the Company and in entering into this transaction, the Subscriber is not relying on any information, other than the results of independent investigation by the Subscriber.

1.6 The Subscriber hereby acknowledges that the private placement has not been reviewed by the United States Securities and Exchange Commission (“SEC”) because of the Company's representations that this is intended to be a non-public offering pursuant to Sections 4(2) or 3(b) of the Act. The Subscriber represents that the Notes and Shares are being purchased for the Subscriber’s own account, for investment and not for distribution or resale to others. The Subscriber agrees that the Subscriber will not sell or otherwise transfer the Notes, Shares or shares issuable upon conversion of the Notes (the “Conversion Shares”) unless they are registered under the Act or unless an exemption from such registration is available. The Notes, Shares and Conversion Share are sometimes collectively referred to as the “Securities”.

1.7 The Subscriber understands that the Securities have not been registered under the Act by reason of a claimed exemption under the provisions of the Act which depends, in part, upon the Subscriber’s investment intention. In this connection, the Subscriber understands that it is the position of the SEC that the statutory basis for such exemption would not be present if the Subscriber’s representation merely meant that the Subscriber’s present intention was to hold such securities for a short period, such as the capital gains period of tax statutes, for a deferred sale, for a market rise, assuming that a market develops, or for any other fixed period. The Subscriber realizes that, in the view of the SEC, a purchase now with an intent to resell would represent a purchase with an intent inconsistent with the Subscriber’s representation to the Company, and the SEC might regard such a sale or disposition as a deferred sale to which such exemptions are not available.

1.8 The Subscriber understands that Rule 144 (the “Rule”) promulgated under the Act requires, among other conditions, a one year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Act. The Subscriber understands that the Company makes no representation or warranty regarding its fulfillment in the future of, any reporting requirements under the Securities Exchange Act of 1934, as amended, or its dissemination to the public of any current financial or other information concerning the Company, as is required by the Rule as one of the conditions of its availability. The Subscriber understands and hereby acknowledges that the Company is under no obligation to register the Shares and Conversion Shares under the Act, except as set forth herein. The Subscriber consents that the Company may, if it desires, permit the transfer of the Securities out of the Subscriber’s name only when the Subscriber’s request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Act or any applicable state “blue sky” laws (collectively “Securities Laws”). The Subscriber agrees to hold the Company and its directors, officers and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by the Subscriber contained herein or in the Confidential Purchaser Questionnaire or any sale or distribution by the undersigned Subscriber in violation of any Securities Laws.

1.9 The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Securities stating that they have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale thereof.

1.10 The Subscriber understands that the Company will review this Subscription Agreement and the Confidential Purchaser Questionnaire and is hereby given authority by the undersigned to call the Subscriber’s bank or place of employment or otherwise review the financial standing of the Subscriber; and it is further agreed that the Company reserves the unrestricted right to reject or limit any subscription and to close the offer at any time.

1.11 The Subscriber hereby represents that the address of Subscriber furnished by the Subscriber at the end of this Subscription Agreement is the undersigned's principal residence if the Subscriber is an individual or its principal business address if it is a corporation or other entity.

1.12 The Subscriber acknowledges that if the Subscriber is a Registered Representative of an NASD member firm, the Subscriber must give such firm the notice required by the NASD's Rules of Fair Practice, receipt of which must be acknowledged by such firm on the signature page hereof.

II. REPRESENTATIONS BY THE COMPANY

2.1 The Company represents and warrants to the Subscriber that prior to the consummation of the private placement and at the closing date:

(a) The Company is a Delaware company duly organized, existing and in good standing under the laws of the State of Delaware and has the corporate power to conduct the business which it conducts and proposes to conduct.

(b) The execution, delivery and performance of this Subscription Agreement by the Company will have been duly approved by the Board of Directors of the Company and all other actions required to authorize and effect the offer and sale of the Securities will have been duly taken and approved.

(c) The Shares have been duly and validly authorized and when issued and paid for in accordance with the terms hereof, will be fully paid and nonassessable.

(d) The execution and delivery of this Subscription Agreement, the issuance of the Securities and the incurrence of the obligations herein set forth and the consummation of the transactions herein contemplated, will not result in a violation of, or constitute a default under, the certificate of incorporation or by-laws, in the performance or observance of any material obligations, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness to which the Company is a party or by which it or any of its properties may be bound or in violation of any material order, rule, regulations, writ, injunction, or decree of any government, governmental instrumentality or court, domestic or foreign.

III. TERMS OF SUBSCRIPTION

3.1 The subscription period will begin on February 7, 2007and will terminate upon the earlier to occur of (i) the sale of all of the Notes or (ii) 11:59 PM Eastern time on February 28, 2007 unless extended by the Company for an additional period or periods not exceeding 60 days in the aggregate (the “Termination Date”). The purchase of Notes is not contingent upon the Company making sales of any minimum number of Notes.

3.2 The Subscriber hereby authorizes and directs the Company to deliver the Notes and Shares to be issued to such Subscriber pursuant to this Subscription Agreement either to the residential or business address indicated in the Confidential Purchaser Questionnaire.

IV. USE OF PROCEEDS

4.1 The Company expects to use the net proceeds of this private placement for the potential acquisition of AGN Networks, Inc. and for working capital and general corporate purposes.

V. PIGGYBACK REGISTRATION RIGHTS

If the Company proposes to file a registration statement under the 1933 Act with respect to an offering of Common Stock (i) for the Company's own account or (ii) for the account of any of its holders of Common Stock, then the Company shall give written notice of such proposed filing to the Subscriber or its nominee as soon as practicable (but in no event less than 10 days before the anticipated filing date), and such notice shall offer the Subscriber or its nominee the opportunity to register such number of Shares and Conversion Shares as the Subscriber or its nominee may request on the same terms and conditions as the Company's or such holder's Common Stock (a "PIGGYBACK REGISTRATION").

VI. ANTI DILUTION PROVISIONS

The Shares purchased under this Subscription Agreement and the conversion price of the Notes will be subject to adjustment in the event of any stock splits, stock dividends or similar reorganizations.

VII. MISCELLANEOUS

7.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, or delivered by hand (or express delivery service) against written receipt therefor, addressed to the Company, at 154 Toledo Street, Farmingdale, New York 11735, and to the Subscriber at the Subscriber’s address indicated on the last page of this Subscription Agreement. Notices shall be deemed to have been given on the date of mailing or hand delivery, except notices of change of address, which shall be deemed to have been given when received.

7.2 This Subscription Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Subscription Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

7.3 This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Subscription Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

7.4 Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Subscription Agreement shall be adjudicated before a court located in New York City and they hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts in the Southern District of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Subscription Agreement or any acts or omissions relating to the sale of the Interests hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned shall furnish in writing to the other party.

7.5 This Subscription Agreement may be executed in counterparts. Upon the execution and delivery of this Subscription Agreement by the Subscriber, this Subscription Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Interests as herein provided; subject, however, to the right hereby reserved to the Company to enter into the same agreements with other subscribers and to add and/or to delete other persons as subscribers.

7.6 The holding of any provision of this Subscription Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Subscription Agreement, which shall remain in full force and effect.

7.7 It is agreed that a waiver by either party of a breach of any provision of this Subscription Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

7.8 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

7.9  This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York and the undersigned hereby consents to the jurisdiction of the courts of the State of New York and/or the United States District Court for the Southern District of New York.

ALL SUBSCRIBERS MUST COMPLETE THIS PAGE

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on ____________, 2007.

1.	[__]	Individual	7.	[__]	Trust

2.	[__]	Joint Tenants with		Date Opened

		Right of Survivorship

					____________________________

3.	[__]	Community Property

4.	[__]	Tenants in Common	8.	[__]	As a Custodian For

5.	[__]	Corporation/Partnership/			____________________________
		Limited Liability Company
					Under the Uniform
6.	[__]	IRA			Gift to Minors Act of
					the State of
		of ____________________________
					____________________________
		of ____________________________

EXECUTION BY SUBSCRIBER WHO IS A NATURAL PERSON

Exact Name in Which Title is to be Held:

_______________________________________________________
(Signature)

_______________________________________________________
Name (Please Print)

_______________________________________________________
Residence: Number and Street

City: ______________________ Zip Code: ___________ State: ____________

Social Security Number: ____________________________________________

Accepted this_______ day of __________, 2007, on behalf of Juma Technology Corp.

By: ___________________________

EXECUTION BY SUBSCRIBER WHICH IS A CORPORATION,
PARTNERSHIP, TRUST, ETC.

Exact Name in Which Title is to be Held:

_______________________________________________________
(Signature)

_______________________________________________________
Name (Please Print)

_______________________________________________________
Title of Person Executing Agreement

_______________________________________________________
Number and Street

City: ______________________ Zip Code: ___________ State: ___________

Tax Identification Number: __________________________________________

Accepted this ___ day of _____________, ________ on behalf of Juma Technology Corp.

By: _______________________________

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the day and year first written above.

Signature of Subscriber(s)

Name of Subscriber(s) [please print]

Address of Subscriber(s)

Social Security or Taxpayer Identification Number of Subscriber(s)

Number of Interests Subscribed for

$________________________________
Purchase Price

Date: ____________, 2006

* If Subscriber is a Registered Representative with an NASD member firm, have the following acknowledgment signed by the appropriate party:

The undersigned NASD member firm acknowledges receipt of the notice required by Article 3, Sections 28(a) and (b) of the Rules of Fair Practice.

_________________________________
Name of NASD Member Firm

_________________________________
By: Authorized Officer

Subscription Accepted:

By:
President
Date: __________, 2007

EXHIBIT A

WIRE TRANSFER INSTRUCTIONS

Juma Technology LLC
154 Toledo Street
Farmingdale, NY 11735

Bank:	Washington Mutual Bank

Address:	100 Adams Avenue, Hauppauge, NY 11788-3807

ABA#:	021272723

Account #:	4893164049

EXHIBIT B

CERTAIN RISK FACTORS

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. BEFORE MAKING AN INVESTMENT IN JUMA THROUGH THE COMPANY, PROSPECTIVE ACQUIRER OF THE INTEREST OFFERED HEREIN SHOULD GIVE CAREFUL CONSIDERATION TO THE FOLLOWING RISK FACTORS AFFECTING THE BUSINESS THE COMPANY AND ITS SECURITIES, TOGETHER WITH OTHER INFORMATION IN THIS SUBSCRIPTION AGREEMENT.

A.	Juma’s Business Is Affected By The General Economic Climate

The Company’s sales depend on the strength of the domestic and international economies and in particular on demand for telecommunications equipment, computers, software and other related technological products. The market for telecommunication equipment has declined. In addition, there is increased concern that demand for the types of products we offer will further soften as a result of domestic and global economic and political conditions.

B.	Need for Financing; Resulting Dilution

Juma’s cash requirements will be significant. Juma is in need of additional financing. In the event that such financing is not procured, Juma may be forced to curtail its expansion plans. Although the Company contemplates raising up to $2,000,000 in this offering, the Company will require additional financing in the near future. There can be no assurance that such financing would be available when needed or that it would be available on acceptable terms. The raising of additional financing would in all likelihood result in dilution to its shareholders.

C.	Dependence on Management

Juma is dependent upon the efforts of its Management. The ability of Juma to successfully conduct its business affairs will be subject to the capabilities and business acumen of Management. Furthermore, the loss of any member of Management could have a material adverse effect on Juma’s continued operations. Juma is in the process of hiring additional management personnel. Any failure by Juma in hiring appropriate management personnel may have a materially adverse effect on its business, financial condition, results of operations and future prospects.

D.	Dependence on Qualified Personnel

Competition for qualified personnel in the Contact Center and Voice over Internet Protocol industry among providers of converged communications solutions for voice, data and video is intense. The future success of Juma’s business will depend on Management’s ability to attract and retain high-caliber personnel. The loss of the services of any of Juma’s key personnel, the inability to attract or retain qualified personnel in the future or delays in hiring required personnel, particularly engineers and salespeople, could have a materially adverse effect on Juma’s business, financial condition, results of operations and future prospects.

E.	Ability to Manage Growth

Juma must continually implement and improve its products and/or services, operations, operating procedures and quality controls on a timely basis, as well as expand, train, motivate and manage its work force in order to accommodate anticipated growth and compete effectively in its market segment. Successful implementation of Juma’s strategy also requires that Juma establish and manage a competent, dedicated work force and employ additional key employees in corporate management, product design, client service and sales. There can be no assurance that Juma’s personnel, systems, procedures and controls will be adequate to support Juma’s existing and future operations. Any failure to implement and improve such operations could have a material, adverse effect on Juma’s business, operating results and financial condition.

F.	No Assurance of Commercial Success; Uncertainty of Customer Acceptance

Juma competes in a highly competitive market. Juma’s competitors have an established way of doing business and consumers are accustomed to such established procedures. Juma’s products and/or services may meet resistance from the current market participants. As with any innovation, the acceptance of the product and/or service may be slower than Juma anticipates. Certain events which inhibit consumers’ willingness to communicate with others on, and especially to enter into commercial transactions across, the Internet may materialize. Juma’s prospects for success will therefore depend on its ability to successfully market its services. Demand and market acceptance for Juma’s products and services is subject to a high level of uncertainty. Any failure to attract and maintain customers could have a material, adverse effect on Juma’s business, financial condition, results of operations or future prospects.

G.	An intense competition based on product capabilities, experience and the compatibility of our products with a variety of rapidly growing competition in general

The markets, in which Juma competes in an intensely competitive, highly fragmented and characterized by rapidly changing technology and evolving standards. Juma has experienced and expects to continue to experience increases in competition from current and potential competitors, many of which have significantly greater financial, technical, marketing and other resources than does Juma.

Juma’s competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements or devote greater resources to the development, promotion and sales of their products than Juma will. Moreover, certain current and potential competitors have or may rapidly establish greater name recognition or more extensive customer bases that could be used to capture market share from Juma. Increased competition could result in price reductions, fewer customer orders, reduced gross margins and loss of market share, any of which could materially, adversely affect Juma’s business, financial condition and results of operations. Current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties, thereby increasing the ability of their product to address the needs of Juma’s prospective customers. Accordingly, it is likely that new competitors or alliances among current competitors may emerge and rapidly gain significant market share. Such competition could materially adversely affect Juma’s ability to obtain new contracts and maintenance and support renewals for existing contracts on favorable terms. Further, competitive pressures could require Juma to reduce the prices of its products and services, which could materially adversely affect its business, financial condition and results of operations. There can be no assurance that Juma will be able to compete successfully against current and future competitors, and any failure on its part to do so would have a material adverse effect upon its business, financial condition and results of operations.

Our market is subject to rapid technological change and to compete successfully, we must continually introduce new and enhanced products and services that achieve broad market acceptance.

The market for our products and services is characterized by rapid technological change, evolving industry standards and vigorous customer demand for new products, applications and services. To compete successfully, we must continually enhance our existing telecommunications products, related software and customer services, and develop new technologies and applications in a timely and cost-effective manner. Any potential deferral or cancellation in the introduction of new services or enhancements, the inability to develop and refine such new services or enhancements or the failure of such services or enhancements to achieve market acceptance could have a material adverse effect on Juma’s business results of operations, financial performance and future prospects. In addition, current competitors or new market entrants may offer products, applications or services that are better adapted to changing technology or customer demands and that could render our products and services unmarketable or obsolete. This could lead to write-downs of inventory that could be material to our results of operations. In addition, if the markets for computer-telephony applications, Internet Protocol network products, VOIP products and applications, the security industry or related products fail to develop or continue to develop more slowly than we anticipate, or if we are unable for any reason to capitalize on any of these emerging market opportunities our business, financial condition and operating results could be significantly harmed.

Risk Factors Relating to the Securities and the Company

a.	Dependence on Strategic Relationships

Juma believes that its success in penetrating markets for its products will depend in part on Juma’s ability to develop and maintain strategic relationships. The Company further believes that such relationships will be important in order to validate its services, facilitate broad market acceptance of its products and enhance its sales, marketing and distribution capabilities. Juma is currently negotiating arrangements with certain companies, it has also entered into formal strategic relationships with networking equipment manufacturers aligned with advanced convergence features and Avaya interoperability, (Jupiter Networks and Extreme Networks). Any inability on Juma’s part to develop, attract or retain strategic relationships, or the termination of one or more successful relationships, could have a material, adverse effect on its business, financial condition and results of operations.

b.	Online Security

As with any commercial Internet application, Juma’s online activities could be the target of online hacking and system tampering or wiretapping. One such example would be a computer hacker entering and causing damage in some form to Juma’s products or the manner in which it provides services. Juma will take all possible steps to maintain the integrity of its system. However, there can be no assurance that such abuses can be prevented or even discovered. Any such abuses may have a material, adverse effect on Juma’s business, financial condition and results of operations.

c.	Proprietary Rights

Juma has no patent-pending application on any of its intellectual property, and relies on a combination of trademarks, rights to certain domain names, trade secrets, confidentiality provisions including, but not limited to, stipulations regarding know-how, and other contractual provisions to protect its proprietary rights. However, these measures afford only limited protection. Juma’s failure to adequately protect its proprietary technology may entail material, adverse consequences. Further, Juma’s competitors may independently develop technologies similar to or superior to Juma’s own. Despite the Company’s efforts to protect its proprietary technology, unauthorized parties may attempt to copy aspects of Juma’s products or to obtain and use trade secrets or other information that it regards as proprietary. Juma’s future success will depend in part on its ability to protect its proprietary rights and the technologies used in its principal products. If Juma does not enforce and protect its property or if others bring infringement claims against Juma, its business, financial condition and results of operations may suffer material, adverse effects. There can be no assurance that a patent will be granted or that, if granted, it will provide sufficient protection.

We are subject to a variety of other general risks and uncertainties inherent in doing business.

In addition to the specific factors discussed above, we are subject to certain risks that are inherent in doing business, such as general industry and market conditions and growth rates, general economic and political conditions, costs of obtaining insurance, unexpected death or changes in key employees, changes in employment laws and regulations, changes in tax laws and regulations, and other events that can impact revenues and the cost of doing business.

Risk Factors Relating to the Securities and the Offering

d.	Control by Management

As of the date of this Subscription Agreement, Management beneficially owns a majority of the outstanding capital stock in the Company. Accordingly, Management may be in a position to cause an increase in the authorized capital or cause the dilution, or sale of assets of Juma, cause directors to be elected or removed and generally control the affairs of Juma.

Lack of Liquidity.

Currently an extremely limited market exists for the Company’s securities and there can be no assurance that a significant market will ever develop. Although, the Company desires to establish a trading market, there can be no assurance as to the timing of such event or whether the market, if established, will be sufficiently liquid to enable the holder to liquidate his investment in the Company. The Securities will be restricted securities and you may, therefore, be unable to sell such Securities except in accordance with an exemption from the registration requirements under the Securities Act and applicable state securities laws.

e.	Volatility of the Market

The securities markets have from time to time fluctuated significantly despite the absence of readily apparent reasons therefor. The market prices of the common stock of many high technology and telecommunication companies have in the past been, and can in the future be expected to be, particularly volatile. The market price of the Shares of Common Stock is likely to be highly volatile, assuming that a public market develops. The Shares of Common Stock may be subject to considerable fluctuations as a result of various factors, including but not limited to:

•	Technological innovations or commercialization of new products by our competitors;

•	The release of research reports by securities analysts;

•	Disputes concerning patents or proprietary rights;

•	Financial results of other firms, particularly those in our industry, and

•	Economic and other external factors.

CONFIDENTIAL INFORMATION

THE INFORMATION CONTAINED IN THIS SUBSCRIPTION AGREEMENT IS CONFIDENTIAL AND PROPRIETARY TO THE COMPANY AND BEING SUBMITTED TO THE OFFEREE SOLELY FOR THE OFFEREE’S CONFIDENTIAL USE WITH THE EXPRESS UNDERSTANDING THAT, WITHOUT THE PRIOR WRITTEN PERMISSION OF THE COMPANY, SUCH PERSON WILL NOT RELEASE THIS DOCUMENT OR DISCUSS THE INFORMATION CONTAINED HEREIN OR MAKE REPRODUCTIONS OF OR USE THIS SUBSCRIPTION AGREEMENT FOR ANY PURPOSE OTHER THAN EVALUATING A POTENTIAL INVESTMENT IN THE MEMBERSHIP INTERESTS OFFERED HEREBY.

THIS SUBSCRIPTION AGREEMENT CONSTITUTES AN OFFER ONLY TO THE OFFEREE TO WHOM THIS SUBSCRIPTION AGREEMENT IS INITIALLY DISTRIBUTED AND DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY BY ANYONE IN ANY COUNTRY OR STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. THE COMPANY RESERVES THE RIGHT TO ACCEPT OR REJECT ANY SUBSCRIPTION FOR MEMBERSHIP INTERESTS, IN WHOLE OR IN PART, FOR ANY REASON OR FOR NO REASON.

IN DECIDING WHETHER TO PURCHASE THE NOTES, THE OFFEREE MUST CONDUCT AND RELY ON HIS OWN EVALUATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED IN MAKING AN INVESTMENT DECISION WITH RESPECT TO THE NOTES. THE PROSPECTIVE INVESTOR SHOULD NOT CONSTRUE THE CON`TENTS OF THIS SUBSCRIPTION AGREEMENT OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY, OR ANY PROFESSIONAL ASSOCIATED WITH THE OFFERING, AS LEGAL OR TAX ADVICE. THE OFFEREE AUTHORIZED TO RECEIVE THIS SUBSCRIPTION AGREEMENT SHOULD CONSULT HIS OWN TAX COUNSEL, ACCOUNTANT OR BUSINESS ADVISOR, RESPECTIVELY, AS TO LEGAL, TAX AND RELATED MATTERS CONCERNING HIS PURCHASE OF THE NOTES.

THE INFORMATION PRESENTED HEREIN WAS PREPARED BY THE COMPANY AND IS BEING FURNISHED SOLELY FOR USE BY THE OFFEREE IN CONNECTION WITH THE OFFERING. THE INFORMATION CONTAINED IN THIS SUBSCRIPTION AGREEMENT HAS BEEN SUPPLIED BY THE COMPANY AND HAS BEEN INCLUDED HEREIN IN RELIANCE ON THE COMPANY. THIS SUBSCRIPTION AGREEMENT CONTAINS SUMMARIES OF CERTAIN DOCUMENTS, BELIEVED BY THE COMPANY TO BE ACCURATE, BUT REFERENCE IS HEREBY MADE TO SUCH DOCUMENTS FOR COMPLETE INFORMATION CONCERNING THE RIGHTS AND OBLIGATIONS OF THE PARTIES THERETO. COPIES OF SUCH DOCUMENTS ARE AVAILABLE AT THE OFFICES OF THE COMPANY. ALL OF SUCH SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY THIS REFERENCE.

EXCEPT AS OTHERWISE INDICATED, THIS SUBSCRIPTION AGREEMENT SPEAKS AS OF THE DATE HEREOF. NEITHER THE DELIVERY OF THIS SUBSCRIPTION AGREEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY AFTER THE DATE HEREOF.

NO GENERAL SOLICITATION WILL BE CONDUCTED AND NO OFFERING LITERATURE OR ADVERTISING IN ANY FORM WILL OR MAY BE EMPLOYED IN THE OFFERING OF THESE NOTES, EXCEPT FOR THIS SUBSCRIPTION AGREEMENT (INCLUDING AMENDMENTS OR SUPPLEMENTS HERETO) AND THE DOCUMENTS SUMMARIZED HEREIN OR ATTACHED AS EXHIBITS HERETO. NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS SUBSCRIPTION AGREEMENT OR THE DOCUMENTS SUMMARIZED HEREIN AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

BY ACCEPTING DELIVERY OF THIS SUBSCRIPTION AGREEMENT, THE OFFEREE AGREES (I) TO KEEP CONFIDENTIAL THE CONTENTS HEREOF, AND NOT TO DISCLOSE THE SAME TO ANY THIRD PARTY OR OTHERWISE USE THE SAME FOR ANY PURPOSE OTHER THAN EVALUATION BY SUCH OFFEREE OF A POTENTIAL PRIVATE INVESTMENT IN THE COMPANY, AND (II) TO RETURN THE SAME TO THE COMPANY IF THE OFFEREE DOES NOT SUBSCRIBE TO PURCHASE ANY NOTES OR THE OFFEREE'S SUBSCRIPTION IS NOT ACCEPTED.

THE COMPANY WILL MAKE AVAILABLE TO THE OFFEREE, PRIOR TO THE CLOSING, THE OPPORTUNITY TO ASK QUESTIONS OF AND TO RECEIVE ANSWERS FROM REPRESENTATIVES OF THE COMPANY CONCERNING THE COMPANY OR THE TERMS AND CONDITIONS OF THE OFFERING AND TO OBTAIN ANY ADDITIONAL RELEVANT INFORMATION TO THE EXTENT THE COMPANY POSSESSES SUCH INFORMATION OR CAN OBTAIN IT WITHOUT UNREASONABLE EFFORT OR EXPENSE. THE OFFEREE AGREES TO ADVISE THE COMPANY IN WRITING IF HE IS RELYING UPON ANY SUCH INFORMATION.

THE OFFEREE SHOULD BE AWARE THAT HE MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.